UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Asia Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	45-0460095
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

33 Ubi Avenue 3 # 07-58 Vertex Building Tower A, Singapore 408868
(Address of Principal Executive Offices)

+65 6702 3808
Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-165961

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of class)

Item 1	Description of Registrant's Securities to be Registered.

Incorporated by reference to "Description of Securities in Registration Statement on Form S-1 number 333-165961 (the "Registration Statement").

Item 2	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)

(1)	Included as exhibits to our Registration Statement on Form S-1 filed with the SEC on April 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date: March 26, 2015	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer